WISEKEY INTERNATIONAL HOLDINGS ltd (as the Shareholder) and SEALSQ Corp (as the Company)

subscription agreement

THIS AGREEMENT is dated	and is made

BETWEEN

1	WISEKEY INTERNATIONAL HOLDINGS LTD, a company incorporated under the laws of Switzerland with registered number CHE-143.782.707 (the Shareholder); and

2	SEALSQ Corp, a company limited by shares incorporated under the laws of the British Virgin Islands with registered number 2095496 (the Company).

BACKGROUND

A	The Shareholder is a shareholder in the Company.

B	The Shareholder is also the sole shareholder of WiseKey Semiconductor SAS, a French Société par actions simplifiée with registered number RCS Aix-en-Provence 523 966 182 (WISeKey SAS).

C	The Shareholder wishes to subscribe for the Company Shares (as defined below), the consideration for which shall be the transfer to the Company of the WISeKey Shares (as defined below), in connection with, and in contemplation of, a future public offering of securities in the Company.

D	The Company and the Shareholder wish to memorialise the terms upon which the Company Shares shall be subscribed for and the WISeKey Shares are transferred and accepted.

IT IS AGREED as follows:

1	Interpretation

1.1	In this Agreement:

Company Shares means:

(a)	1,499,700 Class F Shares of the Company with a nominal value of $0.05 per share; and

(b)	7,501,400 Ordinary Shares of the Company with a nominal value of $0,01 per share,

each having the rights set out in the Company’s Memorandum and Articles of Association

Completion means completion of the Subscription in accordance with Clause 4.

Insolvency Proceedings means any formal insolvency proceedings, whether in or out of court, including proceedings or steps leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors' rights, interim or provisional supervision by a court or court appointee, winding-up or striking-off, or any distress, execution or other process levied in the British Virgin Islands or, any event analogous to any such events in any jurisdiction outside the British Virgin Islands.

Memorandum and Articles means the memorandum and articles of association of the Company.

Parties means the Shareholder and the Company, and Party shall mean either of them.

Register of Members means the register of members of the Company.

Security Interest means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

Subscription has the meaning given it at Clause 2.1.

WISeKey SAS has the meaning given it at Recital B.

WISeKey Shares means all the issued shares of WiseKey SAS, being 1,298,162 ordinary shares.

1.2	In this Agreement:

(a)	unless the contrary intention appears, a reference to:

(i)	assets includes present and future assets and properties, revenues and rights of every description;

(ii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iii)	a person includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

(iv)	a relevant jurisdiction in relation to any person means a jurisdiction in which that person is resident, domiciled, incorporated (in the case of corporate entities) or has citizenship (in the case of natural persons), or has a branch or place of business, or is in some other way connected;

(v)	tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vi)	a provision of law is a reference to that provision as amended or re-enacted;

(vii)	a Clause is a reference to a clause in this Agreement;

(viii)	a person includes its successors, permitted transferees and assigns;

(ix)	the singular shall include the plural and vice versa; and

(x)	a document is a reference to that document as amended.

(b)	The word including is to be construed as being by way of illustration or emphasis only and is not to be construed as, nor shall it take effect as, limiting the generality of any foregoing words.

(c)	Headings do not affect the interpretation of this Agreement.

2	subscription

2.1	The Subscriber hereby subscribes for the Company Shares and the Company agrees to issue and allot the Company Shares, in each case with effect from Completion (the Subscription).

2.2	The Company Shares shall be issued subject to the Memorandum and Articles.

3	consideration

3.1	The consideration for the issuance of the Company Shares shall be the transfer to the Company of the WISeKey Shares.

3.2	The Shareholder shall transfer the WISeKey Shares, with effect from Completion free from all claims, encumbrances, equities and Security Interests together with all rights attached or accruing thereto including the right to receive all distributions and dividends declared, paid or made in respect of the WISeKey Shares.

4	COMPLETION

4.1	At Completion:

(a)	the Company shall procure that a resolution of the board of directors of the Company is passed approving the Company’s entry into this Agreement, and accepting the WISeKey Shares as consideration for the issuance of the Company Shares;

(b)	the Shareholder shall procure that a resolution of the board of directors of the Shareholder is passed approving the Shareholder’s entry into this Agreement, and approving the transfer of the WISeKey Shares to the Company as consideration for the issuance of the Company Shares;

(c)	the Shareholder shall deliver to WISeKey SAS one (1) original share transfer form (ordre de mouvement) providing for the transfer of the WISeKey Shares to the Company; and

(d)	the Shareholder shall provide to the Company evidence that the share transfer register (registre des mouvements de titres) and the individual shareholders’ accounts (comptes individuels d’associés) of WISeKey SAS are updated to reflect the transfer of the WISeKey Shares to the Company.

4.2	Upon the Company’s receipt of a fully executed copy of this Agreement and completion of each of the items noted at clause 4.1, the Company shall cause the Register of Members to be updated to reflect the Shareholder as the holder of the Company Shares.

5	Representations

5.1	Each Party to this Agreement represents and warrants to the other Party and agrees that it has represented and warranted to the other Party to induce them to enter into this Agreement that:

(a)	it has full legal power, capacity and authorisation to enter into and to exercise its rights and perform its obligations under, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement;

(b)	the obligations expressed to be assumed by it under this Agreement are its legal, valid and binding obligations enforceable in accordance with their terms;

(c)	in any proceedings taken in a relevant jurisdiction of such Party, the choice of the laws of the British Virgin Islands as governing law of this Agreement and any judgment obtained in the British Virgin Islands will be recognised and enforced;

(d)	this Agreement is not subject to any registration or filing requirements, or any stamp duty or similar documentary tax in any relevant jurisdiction;

(e)	it has not taken any corporate action and no other steps have been taken or legal proceedings been started or (to the best of such Party’s knowledge and belief) threatened against it for its winding-up, bankruptcy, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets; and

(f)	it is entering into this Agreement as principal and solely for its own account, and not as the agent, trustee or partner of any other person.

5.2	The Shareholder represents and warrants to the Company that:

(a)	WiseKey SAS is duly incorporated and in good legal standing under the laws of France;

(b)	the WISeKey Shares represent all of the issued shares in WiseKey SAS;

(c)	the WISeKey Shares are fully paid up and non-assessable, and not subject to forfeiture;

(d)	the Shareholder is the sole legal and beneficial owner of the WISeKey Shares and no person has any right, contractual or otherwise, to acquire the WISeKey Shares or any part of it;

(e)	the WISeKey Shares are not subject to any Security Interest or other third party rights (legal or equitable) and there is no agreement or commitment to give or create any of the foregoing;

(f)	the WISeKey Shares are not subject to compulsory acquisition, purchase or redemption pursuant to any subscription agreement or similar document nor the designations, powers, preferences, rights, qualifications, limitations, and restrictions (if any) with which the WISeKey Shares was issued;

(g)	there are no outstanding options, warrants, rights, allotments or other interests in any of the unissued shares of WiseKey SAS in favour of any person and there is no agreement or commitment to give or create any of the foregoing;

(h)	no person other than the Shareholder has asserted any claim to the WISeKey Shares, WISeKey SAS or any of WiseKey SAS’s property, assets or undertaking;

(i)	no Insolvency Proceedings have been commenced in relation to WiseKey SAS or (if applicable) any part of its assets or undertaking; and

(j)	WiseKey SAS has not received written notice from any lenders of money to WiseKey SAS requiring repayment or enforcing by such lenders of any security which they may hold over any assets of WiseKey SAS.

5.3	Each Party acknowledges and agrees that each other Party has entered into this Agreement on the basis of the representations made in this Clause 3.

6	Miscellaneous

6.1	This Agreement (and any documents referred to in it) contains the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersedes all previous understandings and agreements between the Parties relating to these transactions. Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and any documents referred to in it) made by or on behalf of the other Party or any other person whatsoever before the execution of this Agreement. Each Party waives all rights and remedies which, but for this Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for wilful misconduct or fraud.

6.2	If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

6.3	No delay or omission on the part of any Party in exercising any right, power or remedy provided by the law of any jurisdictions or under this Agreement shall:

(a)	impair such right, power or remedy; or

(b)	operate as a waiver thereof.

No waiver of any right or rights arising under this Agreement shall be effective unless such waiver is in writing and signed by the Party or Parties whose rights are being waived.

6.4	This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.5	If any payment or transfer of any property under this Agreement is capable of being avoided or otherwise set aside on the insolvency, liquidation, bankruptcy or administration of any person (including any Party) or otherwise, then that amount shall not be considered to have been paid or property transferred for the purposes of this Agreement.

6.6	This Agreement may only be amended by an instrument in writing signed by each Party to this Agreement.

6.7	This	Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary or employment relationship between the Parties. No Party holds itself out as the agent or partner of any other Party.

7	Further Assurance

7.1	The Company shall execute all such documents and do or cause to be done all such other things as the Shareholder may from time to time reasonably require in order to vest in the Shareholder legal title to and the benefit of the Company Shares.

7.2	The Shareholder shall execute all such documents and do or cause to be done all such other things as the Company may from time to time reasonably require in order to vest in the Company legal title to and the benefit of the WISeKey Shares.

8	Assignability

8.1	No Party to this Agreement may assign, transfer or dispose of its rights and/or obligations arising under, out of or in connection with this Agreement to any other person without the prior written consent of the other Party.

9	Notices

9.1	All notices or other communications under or in connection with this Agreement shall be given in writing and may be made by electronic mail. Any such notice will be deemed to be given as follows:

(a)	if by hand or by international courier, upon delivery;

(b)	if by post, on the tenth day after the letter was posted; and

(c)	if by electronic mail, when the recipient acknowledges receipt.

9.2	All communications and notices provided or given in connection with this Agreement shall be:

(d)	in English; or

(e)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

9.3	Any notice may be served on the Company at the following address:

Name:	SEAL (BVI) LTD

Address:	Craigmuir Chambers Road Town VG 1110 British Virgin Islands

Attn.	Peter Ward, Chief Financial Officer

E-mail:	pward@wisekey.com dbriffod@wisekey.com johara@wisekey.com nverjus@wisekey.com or such other address as the Purchaser shall give written notice of to each other Party.

9.4	Any notice may be served on Shareholder at the following address:

Name:	WiseKey International Holdings Ltd

Address:	WISeKey International Holding AG General-Guisan-Strasse 6 6300 Zug Switzerland

Attn.	Peter Ward, Chief Financial Officer

E-mail:	pward@wisekey.com dbriffod@wisekey.com johara@wisekey.com nverjus@wisekey.com or such other address as the Shareholder shall give written notice of to each other Party.

10	Confidentiality

10.1	This Agreement and its existence are confidential. No Party may disclose this Agreement, the existence of this Agreement or its contents to any other person except:

(f)	as may be required by law;

(g)	in connection with any proceedings for the resolution of any dispute arising between the Parties under this Agreement; or

(h)	with the prior written consent of the other Party.

10.2	If any Party is required to disclose any information regarding this Agreement or its existence by law they shall notify the other Party in writing as soon as is reasonably possible after such disclosure has been made.

11	Costs and Expenses

11.1	Each Party shall be responsible for the payment of its own costs and expenses in connection with the preparation, execution and carrying into effect of this Agreement.

12	Dispute Resolution

12.1	The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with this Agreement and accordingly both Parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

12.2	Each Party:

(i)	waives objection to the British Virgin Islands courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(j)	agrees that a judgment or order of a British Virgin Islands court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

13	Governing Law

13.1	This Agreement and the relationship between the Parties in relation to the subject matter of this Agreement shall be governed exclusively by British Virgin Islands law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

EXECUTION PAGE

The parties have executed this agreement on the day and year first above written

Shareholder

Executed by	)
WISEKEY INTERNATIONAL HOLDINGS LTD	)	Carlos Moreira
acting by its duly authorised director	)	(Director)

Executed by	)
WISEKEY INTERNATIONAL HOLDINGS LTD	)	Peter Ward
acting by its duly authorised director	)	(Director)

Company

Executed by	)
SEALSQ Corp	)	Carlos Moreira
acting by its duly authorised director	)	(Director)

Executed by	)
SEALSQ Corp	)	Peter Ward
acting by its duly authorised director	)	(Director)